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                                                          Exhibit 23



                         Consent of Independent Auditors


We consent to the incorporation by reference of our report dated January 23, 1997 (except Note K, as to which the date is March 27, 1997), with respect to the consolidated financial statements and schedule of Caliber System, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996 in the following Registration Statements and related Prospectuses:

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   Registration
      Number                  Description of Registration Statement                       Filing Date
-------------------------------------------------------------------------------------------------------------

   33-44757        Roadway   Services,   Inc.   Nonemployee   Directors'  Stock    December 31, 1991
                   Plan' Form S-8 (now Caliber System, Inc.)

   33-52605        Roadway  Services,  Inc. Stock Savings and Retirement Income    December 28, 1995
                   Plan and Trust' Form S-8 (now Caliber System, Inc.)

   34-65449        Viking Financial Security Plan-Form S-8                         December 28, 1995

   34-65499        The  Merrill  Lynch,  Pierce,  Fenner  & Smith  Incorporated    December 29, 1995
                   Special   Prototype   Profit  Sharing  Plan  and  Trust  for
                   Independent Contractors-Form S-3

   333-03295       1994 Nonemployee Directors' Stock Plan-Form S-8                 May 8, 1996

   333-03297       1996 Equity Incentive Compensation Plan-Form S-8                May 8, 1996

   333-03299       Nonemployee Directors' Stock Retainer Plan-Form S-8             May 8, 1996

   333-07473       $400 million Debt Securities-Form S-3                           July 12, 1996



                                                              ERNST & YOUNG LLP
Akron, Ohio
March 27, 1997

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